Register of Deeds No. 1032/2004

Negotiated

in Magdeburg on 26 October 2004

The following persons appeared before me, the signing notary

Peter Krolopp

In 39112 Magdeburg, Humboldstr. 2

Mr. Klaus Thiese,
Business address in 39104 Magdeburg, Kantstr. 5
known personally by the notary,

who, in this case, is not acting in his own name, but rather as

1.	The Managing Director of the company

GSA Grundstücksfonds Sachsen-Anhalt GmbH
Kantstr. 5 in 39104 Magdeburg

- hereinafter referred to as the ”tenderer“ and “seller“ –

and

2.

Subject to the required permit, which is to be submitted to the officiating notary in deed-form and which is considered as submitted and effective when it has been delivered to the notary, for the company

MAW Mansfelder Aluminiumwerk GmbH
Lichtlöcherberg in 06333 Hettstedt

- hereinafter referred to as the ”recipient of offer“ and “buyer“ –

Preamble

The State of Saxony-Anhalt has charged the GSA Grundstücksfonds Sachsen-Anhalt GmbH with the preparation and performance of the acquisition of fixed assets from selected companies and their sale of them to investors.

The GSA performs the tasks with which it has been charged in its own name, but has a fiduciary mandate and on behalf of the State of Saxony-Anhalt.

Condition precedent

The following offer is subject to the condition precedent that the tenderer will be entered as the owner in the appropriate land register upon execution of the property purchase agreement by the notary Peter Krolopp dated 18 September 2002 (Register of Deeds No. 848/2002).

The persons appearing – acting as noted – requested that the following be notarized:

A. OFFER TO CONCLUDE A PURCHASE AGREEMENT
FOR REAL ESTATE AS WELL AS MACHINERY AND EQUIPMENT

I.           OFFER AND REGULATIONS FOR ACCEPTANCE

1. Offer, Right to acquire property
The tenderer grants the recipient of the offer the right to purchase the real estate described in this document under 1.01 in Section B “Content of the Purchase Agreement” along with the moveable assets in appendices 2 and 3 and offers the recipient of the offer the conclusion of the agreement established in Section B “Content of the Purchase Agreement” of this document.

2. Period of commitment, Acceptance
The tenderer is irrevocably bound to this offer up to and including 31 July 2009. The recipient of the offer may only accept the offer up to this date. The agreement takes effect when the recipient of the offer declares to a notary the acceptance within the period mentioned, regardless of the delivery of the acceptance document to the tenderer.

3. Priority notice of ownership
Despite instructions by the notary, the participants waive the entry of a priority notice of conveyance for the assurance of a claim of conveyance by the recipient of the offer.

4. Power of attorney for conveyance of property
The tenderer hereby grants the recipient of the offer the power of attorney, free of the restrictions of Art. 181 German Civil Code, to declare or repeat and submit any declarations needed or expedient for the execution of the agreement for the tenderer for the conveyance of property after the acceptance of the offer. The principles of Section B are to be maintained hereby with regard to the liability for submission. The notary to certify the conveyance of the property has been instructed to only submit the document which contains the conveyance of the property in accordance with the conditions of the purchase agreement Section B “Content of the Purchase Agreement” 10.02 to the Land Register.

The power of attorney expires as of 31 July 2009.

II          COSTS AND COPIES OF THE OFFER

The costs of this contractual offer will be borne by the recipient of the offer.

Copies of this document will be provided to:

  The buyer and the recipient of the offer – one copy each immediately
  The Tax Office – Property Tax Dept. – a normal copy.

After the acceptance of the offer the document is to be completed as it has been stipulated in the agreement offered.

B. CONTENTS OF THE PURCHASE AGREEMENT

1.           DESCRIPTION OF THE REAL ESTATE

1.01 Land register status

Land Register	Großömer
Land Register office	Hettstedt

Land register sheet		1303
No.	Land	Land parcel	M²	Type and location
	2	271	84,565	Industrial and commercial

Encumbrances in Sec. II		No.1		General insolvency proceedings have been opened on the owner’s assets (53-N-66/95 of the Local Court of Halle-Saal District
		No. 3		Easement (right of way) for the owner of the property 1394/130 of Land 2 Großörner district
		No. 5

Easement (cable, broken pipe right, natural gas, drinking water, production water, waste water and electrical energy lines right) for the owner of properties nos. 29, 36, 39, 50, 58 – entered in Großörner sheet 698 as well as properties nos. 18, 28 – entered in Großörner sheet 1254, ranking above Sec. II no. 2

		No. 6

Notice of conveyance of property for a partial area of about 710 m² for Martina Schmidt, born Sobczak on 18 June 1951; mortgaged to the Deutsche Bank 24 AG, Leipzig office for a claim of DM 75,000 with 15%

annual interest
	No. 7	Notice of conveyance of property for a partial area of about 84,468 m² for the GSA

Encumbrances in Sec. III	No. 1	DM 38,008,476 mortgage for the NordLB Girozentrale Mitteldeutsche Landesbank in Magdeburg, entered on 23 November 1994
	No. 2	DM 45,481,524 mortgage for the NordLB Girozentrale Mitteldeutsche Landesbank in Magdeburg, entered on 23 November 1994
	No. 3	DM 11,334,000 mortgage for the NordLB Girozentrale Mitteldeutsche Landesbank in Magdeburg, entered on 23 November 1994
Owner	Aluhett Aluminiumwerk GmbH

The seller acquired, as per the agreement of 18 September 2002 (Deed no. 848/2002 of the signing notary) a precisely measured area of 84,565 m² from the Aluhett Aluminiumwerk GmbH. The agreement is currently being processed by the notary. All agreements and statutory obligations from the above mentioned certified document have been fulfilled by the seller.

The purchase area consists of a location and size known exactly in its nature to the parties to the agreement, with an approximate size of 37,232 m² from the land parcel 271, which is marked in yellow in Appendix 1of this document.

1.02 Verification of the land register data

The signing notary had an uncertified copy of the certified title from the Local Court of Hettstedt, dated today, the contents of which he discussed with the participants. After being instructed about the hazards associated with the lack of current land register, the participants waived a renewed inspection of the land register and requested that the notary immediately perform the certification.

1.03 Agricultural and forestry usage

The seller declares that the property is not used for agriculture or forestry.

2.           SALE

2.01 Sale of real estate

The seller sells and herewith transfers the above mentioned partial area, along with the building structures on it and the objects (“Contractual Objects” listed in appendices 2 and 3 (see also 2.02) with all the rights and the statutory accessories to the accepting buyer as sole proprietorship. The partial area is marked in yellow with a thick black border in the cadastral plan attached as Appendix 1 to this document. The appendix to which reference is made and which is a component of this document, was presented to the participants for review and approved by them.

The seller will immediately contract out the surveying of the partial area mentioned in the above 1.01. The costs of the surveying and the execution of the division of the real estate will be borne by the buyer.

The result of the official surveying will determine the final dimensions of the partial area. The section marked in the appendix will be sold; the marking has priority over the size of the area defined.

The sale of the partial area will occur in accordance with the official surveying and the acceptance of the survey stated in the amendment to the certified document. The costs for the amendment to the deed will be charged to the buyer.

The parties to the agreement obligate themselves to accept the results of the survey in an amendment to the deed immediately after the presentation of the certificate of change and, if the purchase price has been paid, to declare the conveyance of the property and to accept it and to submit all the applications needed and appropriate for the execution of the deed and the certificate of change, including the consolidation and component revaluations.

The seller hereby empowers the buyer, free of the restrictions of Art. 181 of the German Civil Code, to arrange the amendment certificate and to submit any appropriate declarations or applications, in particular the conveyance of property and with respect to the consolidation and component revaluations. The arrangements and obligations established by this document apply internally for the parties to the agreement. The power of attorney is unrestricted externally.

2.02 Objects sold with property

Objects sold with the property, i.e. objects of the agreement, included in the purchase price below and transferred with the payment of the purchase price are the Siemens Quatro Rolling Mill, the exact description of which is to be found in Appendix 3 and the machines and equipment as per Appendix 2, which is a component of this agreement.

3.           PURCHASE OPTION

The buyer of the partial area listed under 1.01 is granted a purchase option for the section of the property Großörner district, land 2, land parcel 271.

The section is marked by a green line in the cadastral plan in Appendix 4 to this document. Appendix 4, to which reference is made and which is a component of this document, was presented to the participants for review and approved by them.

The purchase option does not apply for any case of sale. It exists only in the case that the Aluwerk Hettstedt GmbH does not acquire this section. If it can be exercised, but if not exercised, it expires. The purchase option is limited for the buyer to 31 December 2009. If it is not exercised prior to the end of this period, it expires.

The seller, as the current owner of the authorized property, accepts purchase option.

Despite the advice of the notary, both parties agree that the purchase option is not to be entered in the land register.

4.           PURCHASE PRICE AND PAYMENT OF THE PURCHASE PRICE

4.01      Purchase price

The net purchase price is EUR 3,035,000 (in words – three million and thirty-five thousand euros). Of this sum, EUR 2,000,000 are allocated for the machines listed in appendices 2 and 3.

Should the responsible tax authorities not accept this distribution of the purchase price, this will be at the cost of the buyer.

Due to the fact that the seller is acting with a fiduciary mandate and on behalf of the State of Saxony-Anhalt, it is to be assumed that the seller is not authorized to deduct the input tax. Should the seller nevertheless be required to pay the value-added tax, this will be assumed by the buyer and the purchase price will be increased accordingly.

4.02      Due date of purchase price

The purchase price falls due four weeks after the notary has sent a written memo to the buyer that the following prerequisites (conditions for payment being due) have been met.

4.03      Conditions for payment being due (to be monitored by notary)

a)

The notary has a certified copy of the title in which the seller is entered as the owner of the properties to be sold and that any notices to the benefit of the buyer are not superseded by encumbrances after the conclusion of the agreement; encumbrances in which the buyer has cooperated in or assumed may precede the notice.

b)	The local government confirms that it has no purchase options or that these will not be exercised:

c)

The documents for the release of the property from mortgages to the extent agreed upon have been entrusted to the notary in deed form and the creditors do not request any price greater than the net purchase price for the free use of the release documents.

d)	The official permits required for this agreement are available.

To calculate the four-week deadline, the postal stamp of the memorandum sent to the address of the buyer as noted in this document will be decisive.

4.04      Payment of purchase price

The purchase When the notary has informed the buyer in writing, the purchase price is to be paid, free of charges, onto the seller’s account at the Norddeutsche Landesbank Magdeburg (BLZ 250 500 00) acct. no. 122 037 948 with the reference “8539-7890-000”.

4.05      Default

The buyer is in arrears if the buyer does not pay the purchase price within four weeks after the signing notary has sent the memorandum on the due date for the payment (event in terms of Art. 286 (2) No. 2 German Civil Court); a separate reminder is not required. The buyer will have to the statutory default interest, regardless of the obligation to pay additional damages for being in default.

4.06      Transfer of the ownership of the objects sold as per appendices 2 and 3

The parties are in agreement that the ownership of the objects in appendices 2 and 3 will be transferred to the buyer on the condition that the payment of the purchase price is made.

The transfer of the objects of the sale as per appendices 2 and 3 occurs on the day after the payment of the purchase price due.

5.           SUBJUGATION TO EXECUTION

The buyer subjugates itself to the seller for immediate foreclosure for the purchase price of EUR 3,035,000 and default interest of 5 % annually above the discount rate. Due to the principle of stipulation for the foreclosure, the default interest is due starting with the day of the certification of the acceptance of the purchase offer. Certified copies and clauses may not be issued without proof of the settlement date. There is no reversal of the burden of proof.

A reversal of the burden of proof is, however, not associated with this so that it is the obligation of the creditor to prove the existence or maturity of the claim in case a counter-claim is brought against the execution.

6.           STATUTE OF LIMITATIONS

The claim for procurement of the ownership and the rights in rem granted by this document are limited to the same time as the claim to the purchase price by the seller, at the latest, however, to thirty years after the beginning of the statutory limitation.

7.           TRANSFER OF RISKS

7.01

The transfer of ownership and risks occurs on the day which follows the day of the payment. On this day the use, burdens, the risk of coincidental ruin and the coincidental deterioration and the liability for the premises are transferred to the buyer.

7.02

As long as the seller remains in the land register as the owner, the buyer is obligated to maintain the fire and extended coverage insurance. After the conveyance of ownership in the land register, the seller will inform the appropriate insurance company. The buyer is obligated to reimburse the seller for the insurance premium paid until the termination of the insurance policy concluded between the seller and the insurance company. Reference is made to the existing statutory regulations in accordance with Art. 69 ff of the Insurance Act (VVG).

7.03	The seller assures that the object of sale including the buildings are not encumbered with rights from third parties (transfer of suretyship, liens, proviso of ownership, etc.).

7.04

The seller is obligated to hand over documents on the property such as assessed value certificates, insurance confirmations, building plans, to the extent that they exist, to the buyer upon transfer of the ownership.

In case a purchase option as per No. 3 is exercised the buyer enters into the existing rental relationship between the seller and the Aluwerk Hettstedt GmbH and T-Mobile Deutschland GmbH.

8.           RIGHTS OF THE BUYER IN CASE OF DEFECTS

8.01      General

After the notary instructed the participants about the differences between the agreements on properties and conditions and guarantees as well as the statutory rights associated with them and the opportunities, limitations and legal consequences of exclusions of liability and the assumption of encumbrances, the participants continued.

8.02      Assurances

The seller assures that he is not aware of hidden defects and that he is not maliciously concealing hidden defects.

The seller does, however, assure that he is not aware of the so-called co-usage rights of third parties as per the ZGB of the former GDR.

8.03      Exclusion of liability

The buyer has inspected the object of sale. The buyer is purchasing this in the current, used, age-related condition. The rights of the buyer for material defects of the property and the buildings or objects purchased are excluded except where arranged in this agreement. This also applies for any claims for damages, unless the seller acted with intent.

The current condition is that existing at the time of the acceptance of the offer. Neither is the seller liable for defects arising after this point in time.

8.04      Contamination

The seller does not vouch for the object of purchase being free of ecological contamination, other environmental damage and hygienic burdens or other environmentally relevant issues such as garbage or asbestos-containing building materials (“freedom from contamination”). The freedom from contamination is therefore not arranged or guaranteed as a characteristic.

8.05      Notice of exemption

a)

With the Notice of Exemption from the Halle Regional Council, the previous owner was partially exempted from the costs of the public-legal responsibility and private liability claims for damages which were caused by the operation of equipment or the use of the property prior to 1 July 1990 and from which a hazard for the public safety and order arises as well as from corresponding damage claims. The buyer is aware of the exemption.

b)

With the purchase agreement dated 18 February 2002 with the Aluhett Aluminiumwerk GmbH, the seller assumed the rights resulting from the Notice of Exemption – to the extent that they were for that object of sale – and to the extent that these rights are transferable and enforceable.

c)

The buyer will submit an application to the state agency for the exemption from contamination within three months of concluding the agreement to transfer the rights resulting from the Notice of Exemption from the Halle Regional Council from 18 February 1996 to the extent that these rights on the object of sale as per Article 1 of this agreement are applicable for the buyer. Should the buyer not submit this application within the three-month period, the seller has the right to withdraw.

d)

The seller provides no guarantee that the conditions of the Notice of Exemption of Contamination were met; the buyer waives the assertion of any claims against the seller resulting from the notice and/or its transfer. The seller is not obligated to take any measures which enforce the notice or that are necessary to maintain its validity. The buyer has no claim of any kind against the seller or its legal predecessor on the basis of regulations contained in this section about the announcement of the Notice of Exemption of Contamination after the transfer of resultant rights to the buyer.

8.06

The seller assures that - with the exception of no. 8.05 d) – there are no official conditions which have not been met and that the seller is not aware that the current usage contradicts public-legal regulations. The seller assures that the seller is not aware of building defects of which the buyer is not aware or which the buyer might not be justifiably aware of.

8.07      Rights and encumbrances

a)          Encumbrances in Section II and III of the deed

The seller is obligated to make the property sold free of encumbrances and restrictions in the land register, to the extent that they are not assumed by the buyer or authorized with the buyer’s approval. The buyer assumes the following:

Encumbrances in Sec. II	No. 3 and 5
Encumbrances in Sec. III	none

The buyer does not, in any case, assume any restoration notices entered in the land register. Should there be such a note, the buyer has the right to withdraw from the agreement.

b)          Building encumbrances and easements not entered

Building encumbrances and easements not entered in the land register will be assumed by the buyer. The seller declares that he has not initiated entries in the building encumbrances index and that the seller is not aware of any building encumbrances. The participants were made aware of the possibility to inspect the building encumbrances index.

c)          Contractual object in acceding territory

The object of the agreement is located in the new German states. In view of that fact the participants were instructed about the particularities of real estate law in the new German states, in particular about the possibility of the existence of in rem rights of usage, third-party building ownership not listed in the land register and possible purchase options. The seller is not aware of the existence of such rights. The seller, however, points out that no investigations were conducted in this regard.

The buyer reserves the right to withdraw from the portion of the contract pertaining to the law of obligations by means of a written statement in a registered letter, if the there should be ownership of the building and/or co-usage rights to the building and equipment (“old rights”) for the object of the agreement stemming from the former GDR law and, within a period of three months beginning with the delivery of the announcement by the seller to the buyer about the existence of such rights, the seller has not achieved an agreement on a waiver or another release of encumbrance from the holder of the old rights. The right to withdraw is granted to the buyer only if the buyer has informed the seller of the existence of old rights within 6 months after the effective conclusion of this agreement (effective acceptance of the offer) and the withdrawal is stated at the latest 4 months after the delivery of the above-mentioned announcement to the seller.

8.08      Historical preservation

The seller assures that he is not aware that the object of the agreement is historically protected as per the State Historical Protection Act. It is a matter of the buyer to establish clarity in the matter.

8.09      Conditions of usage

The object of the agreement is leased to the buyer.

Until the effective conclusion of the agreement (acceptance of the offer) and payment of the purchase price due, the regulations between the parties are defined by the existing lease.

8.10      Right of withdrawal

In case

-

the rights from the Notice of Exemption from the Halle Regional Council from 16 February 1996 are not transferred to the buyer to the extent which these rights of the object of the sale are described in Art. 1 of this agreement (see No. 8.05 (c)), or

-	other rights or encumbrances exist than those listed in No. 8.07 a,

the buyer has a right of withdrawal. The right of withdrawal must be stated to the seller in a registered letter with return receipt. The notary is to be informed with a copy. In case of a withdrawal, the seller will bear the costs of this document and its execution as well as the rescinding of the agreement. In case of a withdrawal of the agreement the buyer is obligated to immediately delete the entries in the land register made to his benefit (and the financing mortgaging rights authorized at his behest) at his costs.

The right of withdrawal by the buyer in this no. 8.10 is limited to one year beginning with the date of the effective acceptance of this offer.

9.           DEVELOPMENT

Development costs in accordance with BauGB (Building Code) or communal fees law will be borne by the seller to the extent that the features construction was granted up to the day of acceptance of the sales agreement, either in part or in whole. For development facilities granted thereafter the buyer will bear the development costs. The same is true for the communal law reimbursement of costs for building connections and, if appropriate, the costs of offsetting measures for nature conservation. The notary advises the participants to inform themselves about the current status of expansion by the community.

The seller assures that all the assessments received to date have been paid, including assessments about advance payments. Advance payments already made are to be reimbursed to the seller after receipt of the final statement to the extent that the buyer must bear the development costs as arranged between the two parties.

Any reimbursement claims based on assessments made are hereby assigned to the buyer; the participants will inform the community about the assignment themselves. To the extent that the reimbursement is not required for the payment of the final contribution costs and to the extent that the corresponding development costs were arranged to be borne by the buyer, the buyer is obligated to reimburse the seller.

10.           LAND REGISTER DECLARATIONS

Applications for the land register shall only be made by the signing notary. The participants abstain from their own right of application.

10.01 Deletion of existing encumbrances

The seller allows and the participants apply for the deletion of any encumbrances entered in Sec. II and III except for the encumbrances in Sec. II nos. 3 and 5 in accordance with 8.07 of this agreement.

10.02 Conveyance of property

The participants are in agreement that the ownership of the real estate being conveyed to the buyer will be as sole proprietor and allow and apply for the entry of the legal change in the land register.

The notary is irrevocably instructed to apply for the conveyance of the ownership to the buyer only when the seller has informed the notary and confirmed this notification of the payment of the purchase price to the account listed under 4.04 of this agreement. To that time the notary shall distribute abridged certified copies and copies without the conveyance of property; to that extent the participants waive their right to copies or certified copies. The seller may attain completely certified copies.

10.03 Non-entry of a notification of ownership

Despite the advice by the notary about the consequences of the non-entry of a conveyance of property to the benefit of the buyer in the land register, the parties expressly waive the corresponding agreement.

11.           STIPULATIONS CONCERNING THE EXECUTION

11.01 Obtaining the documents on the release of encumbrances

The signing notary is directed to request the release documents in trust for the encumbrances not assumed by the buyer and to ask for the payment of the creditors to be redeemed. The notary is not obligated to check the payment to be redeemed. The seller is obligated to provide the necessary documents and information.

11.02 Statutory purchase options

After referring to the statutory purchase options, the notary is directed and empowered to inform the local government of the sale and to receive the its declaration of a statutory purchase option. If and to the extent that the exercising of a statutory purchase option, the buyer has already paid costs and/or the purchase price, the seller assigns his payment and reimbursement claims from the option holder to the buyer.

In case of an exercising of a statutory purchase option, the buyer has no rights for damages from the seller.

11.03 Other permits

The parties to the agreement empower and charge the officiating notary or his representative to apply for and to receive any permits or other official certificates required for this document. Permits of any kind are considered to have been delivered to the participants when they have been received by the officiating notary and the Land registry and take effect at that time. Entry notification from the Land Registry will be applied for for the participants and the notary. The accuracy of the news is to be determined by the participants themselves.

In case of unrestricted permission, the participants waive at this time the delivery of the decision to them and filing of legal proceedings.

11.04 Notary’s order of execution

The officiating notary is empowered and directed to effect the execution of this document in the land register, in particular submit applications for entry both individually and separately, to amend and rescind the same to the extent that it appears recommendable to him.

12.           COOPERATION IN THE FINANCING

12.01 Conditions and prerequisites for the obligation to cooperate

The seller obligates himself as the current owner to cooperate in obtaining executable (Art. 800 ZPO) mortgages to the benefit of German credit institutions. This obligation to cooperate is valid if the following conditions are met by the participants in the certificate of appointment in the mortgage:

a)      Surety arrangement

The creditor for the mortgage may only use or hold the mortgage for security to the extent that payments have been made on the principle of the purchase price by the buyer. Should the mortgage be rejected, only the deletion may be requested, not, however, the assignment or waiver. Any other declarations of purpose, security or usage agreements within or outside of this document are only valid after the purchase price has been paid in full, in any case after the conveyance of ownership. As of this time they apply for and against the buyer as the new provider of security. When entering the mortgage, the Land Registry need not examine if this security agreement has been made.

b)      Payment instruction

Payment claims are first applied with the condition that they are used for the payment of the purchase price in accordance with the regulations of this purchase agreement. As of now they are assigned to the seller to the extent that the purchase price is not otherwise to be used for the release of the property sold from encumbrances entered. When the assignment is concluded, an irrevocable payment order will be granted.

c)      Personal payment obligations, costs

The seller assumes no personal liability for payment in connection with the mortgage request. The buyer is obligated to release the seller from any costs or other consequences of requesting the mortgage.

d)      Continuation of the mortgage

The mortgage ordered may continue to exist after the conveyance of ownership to the buyer. All proprietary rights and rights of regression connected with them are hereby transferred to the buyer effective as of the payment of the purchase price, in any case as of the conveyance of the ownership. The corresponding entry in the land register has been approved.

12.02 Power of attorney for the buyer with respect to the financing

The seller herewith grants the buyer the power of attorney for representation in all the legal proceedings. This power of attorney is only valid if the above stipulations are in the certificate of appointment of the mortgage. This power of attorney may only be executed by the officiating notary or his representative or legal successor, but prior to the granting of permits required for this document.

The notary is instructed to only submit the application for the entry of such mortgages when the creditor has confirmed in writing that arrangement of suretyship and payment instruction are to be observed.

13.           COSTS AND COPIES

13.01 Costs to be borne by the buyer

The buyer bears the costs of certification of the offer and acceptance, any permits, the execution, a continuation of the cadastre and the tax on the acquisition of real estate.

13.02 Costs to be borne by the seller

The costs of the deletion of encumbrances which will not be assumed are to be paid by the seller; any fees associated with this are also to be paid.

The costs of own permits will be borne by the individual party. 13.03 Copies Certified copies and duplicates of this document will be provided to:

  Each party to the agreement,
  The Land Registry,

Simple copies :

  Real estate acquisition tax office
  The expert committee
  The local government
  The former creditors of the seller,
  The financing creditors of the buyer.

14.           INSTRUCTIONS FROM THE NOTARY

14.01 Certification obligation, invalidity, pending nullification

Uncertified arrangements are not effective and in general lead to the invalidity of the entire agreement, the priority notification in this case does not represent an assurance. For that reason the purchase price and any other arrangements must be properly and completely certified.

The contract may remain pending until all the permits required have been provided.

14.02 Conveyance of ownership

The ownership of the property is only transferred to the buyer with the conveyance in the land register; this can only occur in accordance with the agreement if the tax clearance statement for the property acquisition tax and the other permits and releases required are available; till that time it may be difficult to obtain a loan on the mortgage.

14.03 Liability for the property

The owner is liable for any encumbrances in the land register up to the time of release as well as for development fees, fees charged by the Communal Fee Act and arrears for pubic encumbrances and all participants may be jointly liable for property acquisition taxes.

14.04

In particular the notary instructed those present about the following:

-	that the notary assumes no liability with regard to the fiscal (including value- added tax) consequences of the agreement,
-

that providing the purchase price and any loans which serve the payment of the purchase price, including the legal prerequisites for the securing of the loan are the business of the buyer and the notary is not officially obligated in any way in this matter,

-	that the financing of the purchase price might require that a mortgage be ordered immediately, otherwise the buyer may fall into arrears,
-	about the importance of the subjugation of the immediate foreclosure and the exclusion of liability of the seller,
-	that the participants are jointly and severally liable for taxes, notary and court costs, regardless of the arrangements made internally in this agreement.

15.           OTHER POWER OF ATTORNEY TO THE BUYER

The seller grants the buyer, along wit the power of attorney prior to the conveyance of the ownership, with the right to issue sub-powers of attorney and free of the restrictions of Art. 181 German Civil Code:

a)	to submit and apply for building applications at the responsible authorities,

b)	to apply for an urban planning clearance

c)	to obtain the soil analysis and to perform any preparatory measures required for erecting or modification buildings and to have the property officially surveyed.

16.           POWER OF ATTORNEY FOR NOTARY EMPLOYEES

At the express wish of the participants, those appearing do hereby empower , in the name of their legal successors as well, the notary employees Antje Maiwald, Nadine Michael and Ilka Seidel, business residence at the seat of the officiating notary, individually and with the permission to represent solely, free of the restrictions of Art. 181 German Civil Code, to submit and receive declarations in connection with the above agreement, to the extent that this is required for the execution of the agreement and, if needed, its reversal.

The power of attorney also covers the ordering of mortgages, including the personal subjugation of the buyer with the immediate foreclosure to the benefit of the credit institution financing the purchase price as well as the in rem subjugation to foreclosure of the specific owner, the change of the ranking conditions and the approval and withdrawal of applications and approvals of any kind for the Land Registry to the extent that this is necessary for the proper execution of this agreement. The power of attorney does not cover a personal obligation of debt to the encumbrance of the seller.

The issuer of the power of attorney has been expressly informed by the notary of

-	The special confidential character of the above power of attorney;
-	The scope of the personal and property liability as a result of the mortgage, the debt obligation, and the debt acceptance and the subjugation to the immediate foreclosure;
-

Of the fact that the mortgage and acceptance of debt justify at any time enforceable claims by the creditor with regard to the nominal sum of the mortgage including interest, which generally exceed the claims of the creditor; the scope is stipulated by a statement of appropriation.

The mortgage and personal acceptance of debt serve the security of the bank and have the consequence that the liability for the repayment of the loan along with interest is related not only to the real estate financed but to the liability of the buyer with his personal assets.

The power of attorney granted here is a trustee power of attorney. It is revocable at any time and expires automatically with the end of the processing of the agreement in the land register.

17.           OTHER STIPULATIONS

The following stipulations apply for all the following sections of this agreement:

17.01	Appendices. All appendices are a component of this agreement. The parties agreed to waive the reading of Appendix 2.

17.02

Separability clause. Should any individual provision or any part of any provision be or become void, illegal or unenforceable, the validity of the remaining provisions hereof shall in no way be affected. In such case the void and/or illegal and/or unenforceable provision or provisions shall be replaced by relative provisions coming as close as possible to the sense and spirit and purpose of this agreement.

17.03	Signatures. The signatures in this agreement serve solely for improved orientation and are not to be used for purposes of interpretation.

17.04

Changes. Subsequent changes and amendments including the reversal of the agreement must be made in writing, if a stronger form is not required. The subsequent change of this requirement for the written form also must be made in writing.

17.05	This agreement contains the following appendices:

A)	Appendix 1: Map (section of the cadastral plan)
B)	Appendix 2: Index of machinery and equipment
C)	Appendix 3: Description of the quarto rolling mill
D)	Appendix 4: Map (section of the cadastral plan)

17.06	Jurisdiction for any disputes arising from this agreement is the city in which the tenderer/seller has its headquarters.

The transcript along with Appendix 3 has been read to the participants by the officiating notary, the maps (appendices 1 and 4) presented for inspection, Appendix 2 presented for information, approved by them with all the modifications, deletions and additions and signed by them and the notary as follows in their own hand.

Signatures [illegible]

[Stamp of Peter Krolopp Notary in Magdeburg]